                                 AGREEMENT

     THIS AGREEMENT, as of          , 1998 and effective as provided below, by
and between LUMEN TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and RICHARD D. CAPRA, a resident of Texas ("Capra").

                            W I T N E S S E T H :
                            ---------------------

     WHEREAS, Capra currently is the Chief Operating Officer and President of ILC Technology, Inc., a California corporation (referred to hereinafter "ILC") and Capra and ILC are parties to various agreements relating to Capra's employment by ILC (the "Employment Contract");

     WHEREAS, ILC and the Company previously have entered into an agreement regarding the merger of a subsidiary of the Company into ILC whereby the shareholders of ILC acquire common stock of the Company in exchange for their ILC common stock ("Combination");

     WHEREAS, the Company and ILC desire to terminate the Employment Contract and hire Capra as an employee, pursuant to the terms and conditions set forth herein in the event that the Combination is closed;

     WHEREAS, Capra is willing to accept employment, on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and Capra agree as follows:

     1. COMMENCEMENT. This Agreement shall be expressly conditioned upon the closing of the Combination between the Company and ILC. If the Combination does not close, this Agreement shall terminate with no further obligations between the parties. If the Combination does close, this Agreement shall become fully effective on such closing date and such closing date shall be the "Effective Date" of this Agreement.

     2. EMPLOYMENT. Upon the Effective Date, the Company shall employ Capra as its Chief Executive Officer. Capra agrees to accept such employment on the terms and conditions set forth in this Agreement. Capra shall remain an employee of the Company until February 28, 1999 (the "Employment Term"), unless otherwise terminated as provided below.

          a. DUTIES. During his term as an employee, Capra shall serve as the Company's Chief Executive Officer and shall perform all duties commensurate with his position and as may be reasonably assigned to him by the Company's Board of Directors consistent with such position. Capra shall devote substantially all of his professional time and energies to the


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business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company as necessary to diligently and competently perform the duties of his position.

          b. EMPLOYMENT COMPENSATION AND BENEFITS. During the Employment Term, the Company shall pay to Capra, and Capra shall accept from the Company, as compensation for the performance of services as an employee under this Agreement and Capra's observance and performance of all of the provisions hereof, a salary at the annual rate of $250,000 per year (the "Base Compensation"). Capra acknowledges and agrees that he shall not be eligible for any other bonus or bonuses, whether as an employee, and that he will not participate in any of the Company's bonus programs in effect from time to time unless otherwise approved by the board of directors. Capra's salary shall be payable in accordance with the normal payroll practices of the Company and shall be subject to withholding for applicable taxes and other amounts. During the Employment Term, Capra shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, such medical, insurance, pension, retirement, life insurance, 401-K and other fringe benefit plans or policies as the Company may make available to, or have in effect for, personnel with commensurate duties from time to time. The Company retains the right to terminate or alter its plans or policies from time to time. Capra shall also be entitled to vacations, sick leave and other similar benefits in accordance with policies of the Company from time to time in effect for executive personnel.

     3. REIMBURSEMENTS. During the Employment Term, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, Capra shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by Capra on behalf of the Company in connection with the performance of services under this Agreement.

     4. TERMINATION OF EMPLOYMENT CONTRACT; COMPENSATION. The parties acknowledge that Capra and ILC are parties to the existing Employment Contract. Upon the Effective Date and in consideration of the mutual covenants and agreements contained herein, the Employment Contract shall terminate and neither ILC nor the Company shall have any obligations thereunder, other than in respect of salary accrued through and unpaid as of such Date. In consideration for such termination and Capra's acceptance thereof, the Company shall pay Capra or his estate, and Capra shall accept from the Company, as consideration and in full satisfaction for termination of the Employment Contract and Capra's full observance and performance of all of the provisions hereof, the amount of $980,000, payable as follows:

          A.  $500,000 on the Effective Date of;

          B.  $80,000 on or before January 4, 1999; and

          C. $100,000 on each of the second, third, fourth and fifth anniversary dates of the Effective Date.


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Baumgartner acknowledges and agrees that he shall not be eligible for any other payments whatsoever, whether as an employee or otherwise, and that he will not participate in any of the Company's bonus or benefit programs in effect from time to time.

     5. REPRESENTATION OF EMPLOYEE. Capra represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or non-compete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by Capra of his material duties under this Agreement.

     6. CONFIDENTIALITY. For purposes of this Section 6, all references to the Company shall be deemed to include the Company's subsidiary corporations and affiliates, including (without limitation) ILC.

          A. CONFIDENTIAL INFORMATION. Capra acknowledges that he has and will continue to have knowledge of, and access to, proprietary and confidential information of the Company and its affiliates, including (without limitation) ILC, including (without limitation) inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, financial and marketing information and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information, even though it may be contributed, developed or acquired by Capra after August 1, 1996, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, Capra shall not, at any time during the five (5) year period commencing on the effective date use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company, as appropriate, and other responsible persons who are in a contractual or fiduciary relationship with the Company, and who have a need for such information for purposes in the best interests of the Company, and except for such information which is or becomes of general public knowledge in the industry from authorized sources other than Capra or is required to be disclosed pursuant to order of any court or regulatory agency of competent jurisdiction. Capra acknowledges that the Company would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Company.

          B. RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of Capra's employment with the Company, Capra shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business.

     7. NONCOMPETITION. For purposes of this Section 7, all references to the Company shall be deemed to include the Company, its subsidiary corporations and affiliates, including without limitation ILC. During the full term set forth below, Capra will not utilize his special knowledge of the business of the Company and his relationships with customers and suppliers of the Company to compete with the Company. During the five (5) year period commencing on the effective date, Capra shall not engage, directly or indirectly or have an

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interest, directly or indirectly, anywhere in the United States of America or any other geographic area where the Company does business or in which its products are marketed, alone or in association with others, as principal, officer, agent, employee, capital, lending of money or property, rendering of services or otherwise, in any business directly competitive with that engaged in by the Company (it being understood hereby, that the ownership by Capra of 2% or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 7). During the same period, Capra shall not, and shall not encourage or authorize any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, (i) call upon, accept business from (except to the extent such business is unrelated to the business of the Company), or solicit the business of (except to the extent such business is unrelated to the business of the Company) any person who is, or who had been at any time during the preceding two years, a customer of the Company or any successor to the business of the Company, if in competition with the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor. Capra shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or substantially similar to those used at any time by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company. Capra acknowledges and agrees that the non-compete provisions of this Section 7 have been agreed in consideration of the covenants and agreements of the Company contained herein.

     8. REMEDIES. The restrictions set forth in sections 6 and 7 are considered by the parties to be fair and reasonable. Capra acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of
Section 6 or 7. Accordingly, Capra agrees that, in addition to any other remedies available to the Company, the Company shall be entitled to seek injunctive and other equitable relief to secure the enforcement of these provisions. If any provisions of Section 6, 7 or 8 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

     9. TERMINATION. This Agreement may be terminated prior to the expiration of the Employment Term, upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 9.

          A. CAUSE. This Agreement may be terminated at the Company's option, immediately upon notice to Capra, upon: (i) breach by Capra of any material provision of this Agreement not cured within ten (10) days after notice of such breach is given by the Company to Capra; (ii) gross negligence or willful misconduct by Capra in connection with the performance of his duties under this Agreement, (iii) fraud, criminal conduct or embezzlement

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by Capra involving the Company; or (iv) Capra's misappropriation for personal use of material assets or business opportunities of the Company.

          b. WITHOUT CAUSE. This Agreement may be terminated on thirty (30) days notice (the thirtieth day following such notice being herein sometimes called the "Termination Date") by the Company without Cause, subject to the following provisions. If this agreement is terminated without Cause by the Company, Capra shall receive all of the compensation outlined in sections 2 and 4 to the end of the full term of this Agreement; provided that the terms and provisions of Sections 6 and 7 shall continue to apply to Capra while he is receiving such compensation.

     10.  MISCELLANEOUS.

          A. SURVIVAL. The provisions of Sections 6, 7, and 8 shall survive the termination of this Agreement.

          B. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

          C. MODIFICATION. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; provided, however, that Capra's compensation may be increased at any time by the Company without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.

          D. WAIVER. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

          E. SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, other than in the case of Capra, by will or the laws of descent, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Capra and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

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          F.  COMMUNICATIONS.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

     To the Company:   Lumen Technologies, Inc.
                       555 Theodore Fremd Avenue
                       Suite B-302
                       Rye, NY 10580

     To Capra:         Richard D. Capra
                       5764 Diamond Point Circle
                       El Paso, Texas 79912

          G. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provisions held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

          H. JURISDICTION VENUE. This Agreement shall be subject to the exclusive jurisdiction of the courts of California. Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of California and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of California, or the Federal Courts having concurrent geographic jurisdiction, for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement. In the event of any dispute arising hereunder, the prevailing party shall be entitled to recover from the other all costs and expenses, including reasonable attorney's fees, incurred by such prevailing party in connection therewith.

          I. GOVERNING LAW. This Agreement is made and executed and shall be governed by the laws of the State of California, without regard to the conflicts of law principles thereof.

          J. INDEMNIFICATION. The Company shall maintain or cause to be maintained, consistent with past practice, directors' and officers' insurance or similar coverage providing for indemnity of Capra to the fullest extent of the law for acts or omissions occurring or alleged to occur in the performance of services for the Company or its subsidiaries, as the case may be.


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     IN WITNESS WHEREOF, each of the parties hereto have duly executed this
Agreement as of the date set forth above.


                                        LUMEN TECHNOLOGIES, INC.

                                        By:  ----------------------------------

                                        Its:             CFO
                                             ----------------------------------



                                        /s/ Richard D. Capra
                                        ---------------------------------------
                                            Richard D. Capra




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